DATED 17 February 2014

LOUGHBOROUGH UNIVERSITY (1)

and

NEMAURA PHARMA LIMITED (2)

LEASE

-relating to-

THE CHARNWOOD BUILDING
HOLYWELL PARK LOUGHBOROUGH LE11 3AQ

Tim Walton
University Surveyor
Facilities Management
Loughborough University
Ashby Road
Loughborough
LE11 3TU
01509 222126
t.walton@lboro.ac.uk

LAND REGISTRATION ACTS 2002

ADMINISTRATIVE AREA:	**CHARNWOOD LEICESTERSHIRE**
LESSOR'S TITLE NUMBER:	**LT 165674**

THE PARTICULARS

DATE OF THIS LEASE:	17 February 2014
THE LANDLORD:	**LOUGHBOROUGH UNIVERSITY** of Ashby Road Loughborough LE11 3TU
THE TENANT:	**NEMAURA PHARMA LIMITED** of Loughborough Innovation Centre Charnwood Wing Loughborough University Science & Enterprise Park (Holywell Park) Loughborough LE11 3AQ
THE BUILDING:	The Charnwood Building, Holywell Park shown (for the purpose of identification only) edged red on the attached Plan A
THE PROPERTY:	Part Area GA on the ground floor of the Building extending to 122.15 sqM shown (for the purpose of identification only) edged red on the attached Plan B and described in Schedule 2 hereto
THE CONTRACTUAL TERM:	From and including the First day of January 2014 until the thirty first day of December 2014
RENT COMMENCEMENT DATE:	01 January 2014
THE RENT:	£28,424.31 per annum and proportionately for part of a year plus VAT plus (3 x 51.35) £154.05 per annum and proportionately for part of a year plus VAT for storage, total £28,578.36 plus VAT
THE RENT PAYMENT DATES:	Monthly in advance on the first day of each month in the term
THE PERMITTED USE:	Offices

STAMP CERTIFICATE

WE CERTIFY that there is no agreement for Lease to which this Lease gives effect

THE TERMS

1. DEMISE

THIS is a Lease made between the Landlord and the Tenant of the Property for the Contractual Term the Tenant paying the Rent in advance installments on the Rent Payment Dates and making the other payments required by this Lease

2. COVENANTS AND AGREEMENTS

2.1 THE Tenant covenants with the Landlord in the terms set out in Schedule 3

2.2 The Landlord covenants with the Tenant in the terms set out in Schedule 4

2.3 The Landlord and the Tenant covenant and agree with one another in the terms of the Insurance Provision set out in Schedule 5

2.4 The Landlord and the Tenant agree and declare with one another in the terms set out in Schedule 6

3. INTERPRETATION

3.1 THE provisions of Schedule 1 shall apply to the whole of this Lease

3.2 Subject to Schedule 1words or phrases set out in the Particulars shall have the meanings set out in the Particulars

TO WITNESS these terms this Lease has been executed as a Deed by the parties to it on the date above stated

SCHEDULE 1

Interpretation

1. The following definitions shall apply throughout this Lease

"Adjoining Premises" means any nearby property in which the Landlord (or where the Landlord is a company any company that is a member of the Landlord's Group) has or acquires during the Term a freehold or leasehold interest

"Base Lending Rate" means the base lending rate of a clearing bank nominated by the Landlord

"Conduits" include all drains channels sewers flues conduits ducts pipes wires cables watercourses gutters culverts soakaways and their similar transmission media and installations and all fixings louvres cowls covers and other ancillary apparatus and references to conduits being "in" or "on" include conduits in on under

over or through

“Fixtures” means any fixtures or fittings belonging to the Landlord at the commencement of the Term any replacements there for installed or fitted during the Term and any other fixtures and fittings which will become the property of the Landlord at the end of the Term

“Landlord” includes the person from time to time entitled to possession of the Property when this Lease comes to an end

“Landlord’s Group” means a group of companies of which the Landlord is a member within the meaning of the 1954 Act Section 42(1)

“this Lease” includes (except where the contrary is indicated) any document supplemental or collateral to this document or entered into in accordance with this document

“the Insurers” means the insurer or insurers for the time being of the Property

“Losses” includes all liabilities incurred by the Landlord all damage and loss suffered by it and all damages awarded against it all claims demands actions and proceedings made or brought against it and all costs disbursements and expenses incurred by it

“1954 Act” means Part II of the Landlord and Tenant Act 1954

“Other Buildings” means any building or other structure now erected on the Adjoining Premises or erected on the Adjoining Premises during the Term

“1995 Act” means the Landlord and Tenant (Covenants) Act 1995

“Planning Acts” means Town and Country Planning Act 1990 Planning (Listed Buildings and Conservation Areas) Act 1990 Planning (Consequential Provisions) Act 1990 Planning (Hazardous Substances) Act 1990 Planning and Compensation Act 1991 and clause 2 of this Schedule applies

‘Property’ means Part of area GA on the ground floor of the Charnwood Building Holywell Park Loughborough

“Services and Supplies” means anything transmitted through the Conduits or any of them

“Tenant” *includes* any person who is for the time being bound by the tenant covenants of the Lease

“Term” means the Contractual Term

“VAT” means Value Added Tax or any similar impost replacing it

2. References in this Lease:-

2.1 to a particular statute or part of it ("statutory reference") include (except where the contrary is indicated) any relevant derivative legislation and refer to that statutory reference as it may have been extended modified amended or re-enacted by the date upon which its construction is relevant for the purposes of this Lease and not as originally enacted or as at the date of this Lease

2.2 generally to "statute" or "statutes" include derivative legislation and any regulation or other legislation of the European Community that is directly applicable in the United Kingdom and include existing statutes and those that come into effect during the Term

2.3 to "parties" or "party" mean the Landlord and the Tenant or either of them but in the absence of a specific provision to the contrary do not include the Guarantor

2.4 to the expiry of the Term or to the last year of the Term are to the end of the Term and the last year of the Term however the Term comes to an end whether by effluxion of time or in any other way including (for example) determination by forfeiture

3. Any consent of the Landlord must be in writing and signed by or on its behalf if it is to be effective under this Lease

4. Where the expressions "Landlord's Covenants" "Tenant's Covenants" or authorised guarantee agreement are used in this Lease they are to have the same meaning as is given by the 1995 Act Section 28(1)

5. Where the consent of the Landlord is required it may be given subject to any necessary further consent being obtained from a superior landlord and nothing in this Lease implies that this further consent may not be unreasonably withheld

6. Whenever the Landlord or the Tenant or the Guarantor consists of more than one person any obligation of or to that party is of or to those persons separately all together or in any combination

7. Words importing one gender include all genders

8. Any covenant by the Tenant not to do any act or thing includes an obligation not to allow that act or thing to be done

9. The headings are for locating references in the text and are not to be taken into account in interpretation

SCHEDULE 2

The Property

The part area GA on the ground floor of the Building shown (for the purpose of identification only) edged red on the attached Plan B and comprising for the purpose of grant as well as obligation:-

- The internal plaster surfaces and finishes of all structural or load bearing walls and column (but not any other part of such walls and columns)
- The entirety of all non structural or non load bearing walls and columns within the property
- All floor and ceiling finishes (but not any other part) of the floors and ceilings that bound the property but including any raised floors and floor jacks supporting such floors the entirety of any suspended ceiling and any void between any suspended ceiling and the ceiling finish above
- all window frames window glass window furniture doors door frames and door furniture
- all Fixtures and Conduits including sanitary apparatus and electrical fittings in or upon the property
- all alterations additions and improvements made to the Property by the tenant during the Term

TOGETHER WITH the Tenant's rights described in Part 1 below

EXCEPT AND RESERVING the Landlord's rights described in Part 2 below

Part 1

The Tenant's Rights

The right for the Tenant and all persons expressly or by implication authorised by the Tenant in common with the Landlord and all other persons having a like right :-

(i) to pass and repass at all times and for all purposes in connection with the Tenant's use and enjoyment of the Property over the roadway system within the Holywell Park at Loughborough Leicestershire by such route or routes as the Landlord may from time to time reasonably prescribed and on foot only over the paths and footpaths comprised in the Campus for the purpose of obtaining access to and egress from the Property from and to the public highway

(ii) to pass and repass at all times but on foot only over the footpaths and accessways leading from Ashby Road to the Building and the entrances hallways passages stairs and landings within the Building for the purpose of and to such extent as is necessary for obtaining access and egress from the Property


Burleigh Brook
Holywell Wood
NORTH
CHARNWOOD BUILDING
Hollywell Farm
Holy Well
Holywell Hall
Track

Loughborough University
FACILITIES MANAGEMENT
LOUGHBOROUGH UNIVERSITY
Tel. (01509) 263171

PROJECT

SCIENCE AND ENTERPRISE PARK PHASE 1

DRAWING

HOLYWELL PARK SITE PLAN
CHARNWOOD BUILDING
PLAN A


West
LP1
Michael
Pearson East
CAR PARK LP1
(78 reserved)
Burleigh Brook
OAKWOOD DRIVE
HOLYWELL WAY
Foot Bridge
CHEM.
TECH.
BUILDING
(CT)
ENERGY
BUILDING
(ECN)
NO PARKING ZONE
(VISITORS OR STAFF)
Lake
CAR PARKING
(VISITOR AND STAFF)
Recreation Ground
KIRKSTONE DRIVE
LOWESWATER DRIVE

Dimensions are not to be scaled from this drawing. This drawing is copyright and is not to be copied in part or whole without the permission of the Director of Facilities Management. © Loughborough University Facilities Management	*REVISIONS*	*APP'VD (CLIENT)*	*DATE* 28 NOV 10	*SCALE* 1:1000@A3	*DRAWN* TW
			CAD Ref:		
		CHECKED	*DRAWING No.* LIC/L/01	*REV*	*DWG. SIZE* A3


GJ
GH
GG
GK
GW
GV
GX
GZ
GY
GZ
GP
GL
GM
GN
23 sqM
Ch

Loughborough University

FACILITIES MANAGEMENT
LOUGHBOROUGH UNIVERSITY
Tel. (01509) 263171

PROJECT

CHARNWOOD BUILDING

GROUND FLOOR

DRAWING

INNOVATIONS CENTRE
NEMAURA PHARMA LIMITED



GF
GE
GU
GT
GD
GS
GC
GR
GQ
GA
GB
58.1sqM
39.4 sqM
o/a 236.82sqM
15sqM
Nemara Pharma 119.5sqM

nwood Wing, Ground Floor

Dimensions are not to be scaled from this drawing. This drawing is copyright and is not to be copied in part or whole without the permission of the Director of Facilities Management. © Loughborough University Facilities Management	*REVISIONS* A:28 Nov10 Demise area changed	*APP'VD (CLIENT)*	*DATE* 119OCT 10	*SCALE* 1:750@A3	*DRAWN* TW
		CHECKED	*CAD Ref:*		
			DRAWING No. LICL/L/01	*REV* A	*DWG. SIZE* A3

(iii) to use the toilets washing facilities and kitchen facilities within the Building for their intended purposes

(iv) to the free passage and running of all services to the Property through the Conduits serving the Property subject to temporary interruption for repair alteration and replacement

(v) To use 5 parking spaces at Holywell Park car park (with all parts of access to and egress from such spaces) within a reasonable vicinity of the Property Subject to Landlord acceptance of application confirmation of acceptance of terms and conditions by Tenant and payment of charges levied by the Landlord from time to time and based on the frequency of access required and the vehicle CO2 emissions. Charges will take effect on the First of August 2013 and be effective for the following twelve months as follows:

2013 to 2014 with 10% concessions	
CO2 Emissions	
Less than 100	0
100 - 139	78
140 - 179	78
180 - 220	78
220 plus	78
Occasional User Credits, 26p per day, maximum 120 days	

Charges for the twelve months commencing the First of August 2014 will be as follows:

2014 to 2015 with no further concessions	
Co2 Emissions	
Less than 100	0
100 - 139	86
140 - 179	86
180 - 220	86
220 plus	86
Occasional User Credits, 29p per day, maximum 120 days	

Part 2

The Landlord's Rights

(1) The right to enter or in emergency to break into and enter the Property at any time during the Term for any of the following purposes:-

(i) to inspect the condition and state of repair of the Property
(ii) to take schedules or inventories of fixtures
(iii) exercise any of the rights reserved to the Landlord by this Lease

(2) The right to inspect clean connect to remove replace with others alter or exercise any works whatever to or in connection with the Conduits easements services or supplies referred to in paragraphs 3 and 4 below

(3) The right to the free and uninterrupted passage and running of all services through any Conduits that may at any time be constructed in on over or under the Property

(4) The right to construct and to maintain Conduits for the provision of services or supplies to any Adjoining Premises subject to the Landlord making good all damage caused in the exercise of this right

(5) full right and liberty at any time to build rebuild alter or raise the height of any buildings on any Adjoining Premises of the Landlord in such manner as the Landlord thinks fit even if doing so obstructs affects or interferes with the amenity of or the passage of light and air to the Property served

PROVIDED THAT in the exercise of any rights reserved in this lease such rights are to be exercised at reasonable times during the usual working day and by prior appointment with the Tenant and the landlord is to make good immediately any damage caused to the Property or the Tenant's property in the exercise of such rights to the Tenant's satisfaction

SCHEDULE 3

Tenant's Covenants

1. Repair Cleaning and Decoration

1.1 Not to commit voluntary waste to the Property or the Building or any other building or land belonging to the Landlord

1.2 To replace any of the fixtures that become beyond repair during the Term

1.3 To permit the Landlord to clean the Property

1.4 To keep the Property tidy

1.4 To permit the Landlord and all persons authorised by the Landlord at reasonable times and on reasonable notice (except in emergency) to enter the Property:-

(i) to establish if the provisions of this Lease have been observed

(ii) to view (and to open up floors and other parts of the Property where that is reasonable) the condition of the Property and any work being carried out at the Property

(iii) to give the Tenant (or leave on the Property) a notice:
- specifying any breach of covenant by the Tenant
- specifying any work carried out in breach of the provisions of this Lease
- requiring the Tenant within 30 days to remedy the breach and to reinstate the Property including the making good of any opening-up (but any opening-up must be made good by or at the cost of the Landlord where it reveals no breaches by the Tenant of the provisions of this Lease)

(iv) immediately to repair clean and decorate the Property or to carry out other work as required by the notice

(v) to allow the Landlord and all persons authorised by the Landlord to enter the Property to carry out the work that is needed to comply with the notice and to pay to the Landlord the cost of doing so within Fourteen days of a written demand if:

(a) within Thirty days of service of the notice (or sooner in case of emergency) the Tenant has not both begun and then continued the work referred to in the notice or

(b) the Tenant fails to complete the work within 60 days of service of the notice or

(c) in the Landlord's reasonable opinion the Tenant is unlikely to complete the work within 60 days of the service of the notice

2. <u>Decoration</u>

Not to deface the internal decoration of the Property

3. <u>Alterations</u>

3.1 Not to make any improvements to the Property

3.2 Not to make any addition or alteration to the exterior of the Property or to any load-bearing part of the Property or its roof or foundation

3.3 Not to make any addition or alteration to the Property that is not prohibited by the absolute prohibitions set out in the preceding clauses unless:

3.3.1 the consent of the Landlord has been obtained (such consent not to be unreasonably withheld or delayed) but in considering an application for consent the Landlord may take into account the effect that the addition or alteration may have on Adjoining Premises

3.3.2 all necessary consents from any competent authority have been obtained

3.3.3 the Landlord has been supplied with drawings and where appropriate a specification in duplicate prepared by an architect or member of some other appropriate profession who must supervise the work to completion

3.3.4 the reasonable and proper fees of the Landlord any superior landlord or mortgagee and their respective professional advisers have been paid in relation to the application for consent

3.3.5 such reasonable covenants as the Landlord may reasonably require about the carrying out of the additions and alterations have been entered into with the Landlord

3.3.6 in the case of substantial work and where the Landlord reasonably requires adequate security has been provided in the form of a deposit of money or a bond as assurance to the Landlord that any work permitted by the Landlord is completed and which shall be repaid to the Tenant immediately the works have been completed

3.4 At the expiry of the Term and if requested by the Landlord to remove any demountable partitions and any addition or alteration made to the Property by the Tenant during the Term and to make good any part of the Property damaged by the removal

3.5 Not to make any alteration or addition to the electrical installation at the Property except in accordance with standards prescribed by the Institution of Engineering and Technology and the supply authority or to connect any apparatus to the installation that might endanger or overload it

3.6 Not to connect with any Conduits which serve the Property unless it has obtained the approval of the relevant authority and the Landlord (the Landlord's approval not to be unreasonably withheld)

3.7 Not to commit any waste at the Property unless it is permitted by virtue of a consent under clause 3.3 and 3.6 of this Schedule

3.8 Before installing any internal demountable partitions at the Property to obtain the approval of the Landlord to the use of that type of partitioning (but the subsequent installation repositioning or removal of internal demountable partitions of a type approved by the Landlord will not be a breach of clause 3.3 above)

4. Use

4.1 Not to use the Property except for the Permitted Use and (for example) not to use the Property or any part of it as residential accommodation or to keep any animal on it

4.2 Not to do any act or allow to remain upon the Property any substance or article which may constitute a nuisance or which may cause inconvenience disturbance injury or annoyance to the landlord or the occupiers of the Adjoining Premises or any nearby premises or cause damage to the Property the Adjoining Premises or other nearby premises

4.3 Not to use the Property for any dangerous noisy or offensive occupation or for any illegal or immoral purpose

4.4 To keep any part of the Property not built upon clean tidy free from rubbish and not to keep there any materials equipment plant bins crates boxes or any skip or other receptacle for refuse or any caravan or temporary building

4.5 Not to discharge into any Conduit within or that serve the Property any substance that may obstruct them or cause damage or danger or any noxious poisonous or radioactive matter or anything likely to pollute or contaminate

4.6 Not to overload any structure comprised in the Property

4.7 Not to leave the Property continuously unoccupied for more than a month without notifying the Landlord and providing such security arrangements as the Landlord and the Insurers require

4.8 Not to play or use at the Property any instrument apparatus or equipment that produces sound audible outside it

4.9 To ensure that there is no release from the Property into any environmental medium of any substance that is capable or causing harm to the health of man or other living organisms or to land surface or ground water or ecology systems and in the event of any such release to take all necessary remediation steps

4.10 Not to bring or permit to be brought onto the Property any ` substance whatsoever emanating a radioactive emission (whether or not that substance be contained) without the express prior written consent of the Landlord (which consent the Landlord shall be at liberty to withhold in its absolute discretion and will in any event withhold in the absence of full and complete precautions

and provision of all relevant statutory certificates permitting the Tenant to hold such a substance and to transport it)

4.11 Not without the consent of the Landlord (which consent the Landlord may grant or withhold in its absolute discretion) to use store or dispose or permit to be used stored or disposed on the Premises any substances in Schedule 1 and/or 2 and/or 3 of Annex A to the Chemical Weapons Convention and not in any event to use store or dispose of any such substances without first obtaining all necessary statutory registration and authorisations from the Department of Trade and Industry and any other relevant statutory body or government department and producing the same to the Landlord on demand

5. Planning

5.1 Not to commit any breach of planning control and to comply with the Planning Acts in relation to the Property

5.2 Not to make an application for planning permission in relation to the Property or to serve any notices in respect of an application.

6. Alienation

Not to assign transfer mortgage charge underlet licence or part with or share the possession or occupation of the whole or any part of the Property nor to hold or occupy the Property or any part thereof as agent or trustee or otherwise for the benefit of any other person persons or company nor to grant to any third party any rights over the Property or any part thereof (nor to allow any underlessee so to do)

7. Charges for Voice and Data Connections

To pay the charges for data and voice connections to the Property carried out by the Tenant at the commencement of the Term and thereafter the cost of all calls made to and from the Property

8. Rent

8.1 If required in writing by the Landlord to pay the Rent by banker's order or direct transfer to any bank and account in the United Kingdom that the Landlord may from time to time nominate to the Tenant in writing

9. Use of Services

Not to be wasteful in respect of the electricity gas and water services supplied by the Landlord to the Building and the Property and in particular:-

- To turn off lights and electrical supplies when not in use
- Not to leave taps or faucets running

- To keep the windows closed so as to retain heat

10. Security

To observe the Landlord's reasonable and proper security requirements from time to time in force in relation to access to the University Campus and in relation to the security of the Building

11. VAT

11.1 Upon production of a valid VAT invoice addressed to the Tenant by the Landlord to pay the Landlord any VAT that may be chargeable on the Rent or any other payment made by the Tenant under this Lease in addition to the Rent or other payment (VAT being recoverable as if it were rent where it is charged on Rent or on a payment that is either reserved as additional rent or that this Lease provides is recoverable as if it were rent)

11.2 Whenever the Tenant has agreed in this Lease to reimburse the Landlord for payment made by the Landlord to reimburse the Landlord in addition for any VAT paid by the Landlord on that payment unless the VAT is recovered by the Landlord

12. Landlord's Costs

12.1 To pay to the Landlord all reasonable and proper fees charges costs and other expenses properly incurred by the Landlord in relation to:-

12.1.1 every application made by the Tenant for consent whether it is granted refused offered subject to any qualification or withdrawn

12.1.2 the preparation and service of a notice under the Law of Property Act 1925 Section 146 or incurred in taking or contemplating proceedings under Sections 146 and 147 of that Act even if forfeiture is avoided otherwise than by a court order

12.1.3 the recovery of Rent or other sums due from the Tenant

12.1.4 enforcing or requiring the Tenant to remedy a breach of the provisions of this Lease

12.1.5 any steps taken in connection with the preparation and service of a schedule of dilapidations during or within 1 month after the expiry of the Term

12.1.6 Supervision by the Landlord's Surveyor of works carried out by the Tenant to comply with a notice given under this Lease

12.2 Where the Landlord could recover the cost of professional advice or services

under the preceding clause if they were undertaken by a third party but these services or that advice are provided by the Landlord or by a company within the Landlord's Group to pay to the Landlord (or that company) a reasonable sum (plus VAT if payable) for such advice and services but not more than the amount payable by the Tenant if that advice or service had been provided by a third party

13. <u>Interest</u>

13.1 To pay interest at a yearly rate of 4% above the Base Lending Rate from time to time on any Rent or other sum payable under this Lease that is not paid on its due date

13.2 To pay this interest from the due date to the date of payment (both before and after any judgement) calculated on a daily basis (the interest to be compounded with rests on the usual quarter days) but nothing in this clause entitles the Tenant to withhold or delay any payment or affects the rights of the Landlord in relation to non-payment

14. <u>Access of Landlord</u>

To permit the Landlord and all persons authorised by the Landlord at reasonable times and on reasonable written notice (except in an emergency) to enter the Property:

14.1 to carry out work relating to any jointly used facility

14.2 to carry out any work to Adjoining Premises that cannot reasonably be carried out without access to the Property

14.3 to take schedules and inventories

14.4 to exercise any right granted or reserved to the Landlord by this Lease

14.5 for any purpose connected with the insurance of the Property the review of the Rent or the renewal of this Lease

15. <u>Aerials Signs and Advertisements</u>

15.1 Not to erect any pole mast dish or wire on the Property

15.2 Not to display any sign which is visible from outside the Property

16. <u>Statutes</u>

To comply with every statute and any notice or order from a government department or local public regulatory or other authority or court that relates to the Property and the activities carried out on the Property or any substance or article on the Property and whether applicable to the Tenant or the owner lessor

lessee or occupier of the Property PROVIDED THAT nothing in this Lease shall oblige or require the Tenant to remediate treat or otherwise deal with (or bear any such costs of remediation treatment or dealing with) any contamination pollution or hazardous materials in at on under or of the Property of building save where such contamination pollution or item are caused by an act of the Tenant

17. Equipment

17.1 Not to install or use on the Property any equipment which causes noise or vibration detectable outside or damage to the Property

17.2 To keep all equipment on the Property properly maintained to renew all parts when recommended or necessary and to ensure that the equipment is properly operated

18. Defective Premises

18.1 To give notice immediately to the Landlord of any defect in the Property which might give rise to a liability or duty on the Landlord

18.2 To display all notices which the Landlord may reasonably require

19. Encroachments

19.1 Not to stop up darken or obstruct any windows in the Property

19.2 To take all reasonable steps to prevent any encroachment or easement being made or acquired over the Property and to give notice to the Landlord immediately if any is attempted

20. Evidence of Compliance

If required to produce to the Landlord such evidence as the Landlord may reasonably require to satisfy itself that the provisions of this Lease have been complied with

21. Indemnity

To be responsible for and to keep the Landlord indemnified against all Losses resulting directly or indirectly from any breach by the Tenant of the provisions of this Lease

22. Keyholders

To ensure that at all times the Landlord is aware of the name home address and home telephone number of at least two keyholders of the Property

]

23. Re-Letting

To permit the Landlord or its agent at any time during the last twelve months of the Term to fix on the Property a notice or board indicating that the Property will be available for letting and during that period to permit persons with the authority of the Landlord or its agent to view the Property

24. Yield Up

At the expiry of the Term:-

24.1 To yield up the Property with vacant possession in the condition required by the provisions of this Lease

24.2 To give up all keys of the Property to the Landlord

24.3 To remove the Tenant's fixtures and fittings (if requested by the Landlord) and all signs erected by the Tenant on or near the Property and to make good immediately any damage caused by the removal

25. Environmental Policy

To comply at all times with the Landlord's Environmental Policy and the Standards and Procedures of the Landlord's Environmental Management System included at Schedule 7

SCHEDULE 4

Landlord's Covenants

1. Quiet Enjoyment

To allow the Tenant (subject to compliance with its obligations under this Lease) to hold and enjoy the Property throughout the Term without any lawful interruption by the Landlord or any person claiming through or in trust for the Landlord

2. Repair

To keep in good and tenantable repair and adequately decorated the exterior of the Building including but not limited to (except so far as the same Tenant's *responsibility* under the terms of this Lease) the structure and roof of the building the entrances halls landings and staircases within the Building the toilet washing and kitchen facilities provided for common use and the facilities referred to in Schedule 9 below

3. Decoration

To decorate the interior of the Property at least once in every period of 5 consecutive years

4. Outgoings

To pay all rates taxes assessments impositions duties levies charges and outgoings of an annual or regularly recurring nature which now or during the Term are charged assessed or imposed on the Property or building

5. Supplies

To pay to the supplier and to indemnify the Tenant against all charges for water electricity and gas and other supplies (excluding telephone) consumed on the Property or within the Building and (unless prevented by unforeseen breakdown) to maintain the Conduits serving the Building and the Property in working order and condition

6. Heating

At all times to provide an adequate level of heating for the time of year in question within the Property and those parts of the Building which the Tenant is entitled to use or pass over

7. Cleaning

To procure that the windows and other external glazed parts of the Building are cleaned at regular intervals and that the entrances halls passages staircases landings and common facilities used within the Building (including the Meeting Room Seminar Room and Lecture Theatre) are cleaned regularly and in an efficient manner

8. Parking

To procure and offer parking facilities for no more than 5 vehicles car parking spaces at Holywell Park car park (with all parts of access to egress from such spaces) within a reasonable vicinity of the Property Subject to Landlord acceptance of application

9. Utilities

To provide at its own expense light and to carry out any repairs to any Conduit or Supply to the Property or Building which fails or breaks down such repair to be carried out as soon as reasonably possible

SCHEDULE 5

Insurance Provisions

1. Landlord's Covenants

The Landlord covenants with the Tenant:-

1.1 to insure the Building against damage caused by fire lightning explosion aircraft (or other aerial device) or articles falling from them riot civil commotion malicious persons acts of terrorism earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus impact by mechanically propelled vehicles heave subsidence landslip theft attempted theft and any other reasonable risks that the Landlord may decide although:-

1.1.1 the obligation to insure against any particular risk is subject to insurance for that risk being ordinarily available from a reputable insurer for the Property and

1.1.2 this insurance will be subject to any usual exclusions conditions and excesses that the insurer requires

1.2 To effect this insurance with a reputable insurance company in the UK or with reputable underwriters and through any agency that the Landlord may from time to time decide

1.3 That this insurance will be for the full cost of reinstatement including:-

- temporarily making the Building safe and protecting any adjoining structures
- debris removal demolition and site clearance
- obtaining planning and all other statutory and other consents
- architects' surveyors' and other fees incurred by the Landlord in relation to the reinstatement
- complying with the requirements of any statute or of any local public regulatory or other authority
- any VAT that may be payable on or in respect of any of these costs and fees

1.4 To produce to the Tenant on demand reasonable evidence of the terms of the policy and of payment of the last premium

1.5 To notify the Tenant in writing of any change in the risks covered by the policy

2. Tenant's Covenants

The Tenant covenants with the Landlord:-

2.1 To give notice to the Landlord of any matters (whether existing or that arise during the Term) that a prudent insurer might treat as material in deciding whether or on what terms to insure or to continue to insure the Property

2.2 To comply with all the requirements and recommendations of the Insurers and the fire officer notified to the time writing

2.3 Not to do or omit anything that could cause the insurance effected under clause 1 of this Schedule to become void or voidable wholly or in part

2.4 Not to do or omit anything that could cause any additional or increased premiums to become payable unless the Tenant has previously obtained the approvals of the Landlord and the Insurers (the Landlord's approval not to be unreasonably withheld)

2.5 Not to have on the Property anything which is explosive or specially combustible without having obtained the approval of the Insurers and the Landlord (the Landlord's approval not to be unreasonably withheld or delayed) and then to comply with any conditions to which either approval is made subject

2.6 Not to obstruct the access to any fire equipment or the means of escape from the Property or to lock any fire door while the Property is occupied

2.7 To give notice to the Landlord immediately any event happens against which the Landlord may have insured under this Lease

2.8 If the Tenant is entitled to the benefit of any insurance in relation to the Property to apply all money in making good the loss for which it is received

2.9 To do nothing to prejudice any claim made by the Landlord or to prevent or impede any reinstatement being carried out by the Landlord under clause 4.1.4 of this Schedule

3. Suspension of Rent

3.1 "Insured Damage" means that the Property is destroyed or damaged by any risk against which the Landlord has covenanted in this Lease to insure or by any *additional* risk against which the Landlord has insured and payment of the insurance money is not refused wholly or in part as the result of an act of omission of the Tenant or any person deriving title under the Tenant

3.2 Whenever Insured Damage occurs and the Property of any part of it is unfit for use the Rent and other sums due under the Lease be suspended and will (or a fair proportion of it according to the nature and extent of the damage) will not be

payable until the Property is (or the affected parts are) again fit for use or until three years from the damage whichever is the shorter and the proportion and the period will be determined (in the absence of agreement) by the Landlord's Surveyor

3.3 When the preceding clause applies for part of a quarter and the Rent for that quarter has already been paid in advance the Landlord must refund to the Tenant the proportion of the Rent (apportioned on a daily basis) attributable to the period during which the preceding clause applied

4. <u>Reinstatement</u>

4.1 Whenever Insured Damage occurs the Landlord covenants with the Tenant:

4.1.1 immediately to notify the Insurers of the damage and to claim all sums due under the insurance policy

4.1.2 to use all reasonable endeavours to procure the payment by the Insurers of all sums properly due under the policy at the time and in the manner required by the policy

4.1.3 to apply for and use all reasonable endeavours to obtain all planning permissions building regulation consents and other consents and licences that are required to enable the Landlord to reinstate ("the Permissions")

4.1.4 to apply all insurance money received (except sums for loss of rent) in reinstating the Property as soon as the Permissions have been obtained or immediately where no Permissions are required

4.2 The Landlord need not reinstate while prevented by any of the following:

4.2.1 failure by the Landlord to obtain the Permissions despite using all reasonable endeavours

4.2.2 the grant of any of the Permissions subject to a lawful condition with which it would be unreasonable to expect the Landlord to comply or the planning or highway authority's insistence that as a pre-condition to obtaining any of the Permissions the Landlord must enter into an agreement with the planning or highway authority that would contain a term with which it would be unreasonable to expect the Landlord to comply

4.2.3 some defect in the site upon which the reinstatement is to take place so that it could not be undertaken or undertaken only at excessive cost

4.2.4 war act of God government action strike lock-out or any other similar circumstances beyond the control of the Landlord

5. Termination

5.1 Whenever Insured Damage occurs necessitating a rebuilding or reconstruction of the Property or any substantial part of it either party may at any time thereafter for so long as the Property or part remains unfit serve on the other a notice referring to this clause of this Schedule whereupon this Lease will immediately come to an end

5.2 Termination under the preceding clause will not affect any rights that either party may have against the other and all insurance money received in respect of the Property will belong to the Landlord

SCHEDULE 6

Agreements and Declarations

1. Forfeiture

1.1 A "Forfeiting Event" is any of the following:-

1.1.1 any Rent or sum reserved as rent for the purposes of this Lease is outstanding for twenty one days after becoming due whether formally demanded or not

1.1.2 a material breach by the Tenant of any of the provisions of this Lease

1.1.3 the Tenant has any distress or execution levied on its goods

1.1.4 the Tenant is Insolvent

1.2 "Insolvent" for the purposes of this Lease means:-

1.2.1 in relation to a company any of the following:

- it is deemed unable to pay its debts as defined in the Insolvency Act 1986 (referred to in this clause as "the Act") Section 123
- a proposal is made for a voluntary arrangement under Part I of the Act
- a petition is presented for an administration order under Part II of the Act or
- a receiver administrative receiver or manager is appointed (under (for example) Part III of the Act or the Law of Property Act 1925 Section 101)
- it goes into liquidation as defined in section 247(2) of the Act (other than a voluntary winding up solely for the purpose of amalgamation or reconstruction of a solvent company)

- a provisional liquidator is appointed under Section 135 of the Act
- a proposal is made for a scheme of arrangement under the Companies Act 1985 Section 425

1.2.2 in relation to an individual any of the following:

- an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act
- a bankruptcy petition is presented to the court or his circumstances are such that a bankruptcy petition could be presented under Part IX of the Act
- he or she enters into a deed of arrangement
- a receiver of the income of the Property is appointed under the Law of Property Act 1925 Section 101)

1.3 Whenever a Forfeiting Event exists the Landlord may enter the Property (or any part of it) at any time even if a previous right of re-entry has been waived and then the Term will end but without affecting any rights that either party may have against the other including (for example) the breach under which the re-entry is made

2. Representations

The Tenant acknowledges that it has not entered into this Lease in reliance on any representation made by or on behalf of the Landlord

3. Exclusion of use warranty

Nothing in this Lease or in any consent granted by the Landlord implies that the Property may be used for any particular purpose

4. Disputes with adjoining owners

If any dispute arises between the Tenant and the occupiers of Adjoining Premises about any right in connection with the use of the Property and of any Adjoining Premises or about any boundary structures separating the Property from the Adjoining Premises it will be determined by the Landlord's surveyor

5. Covenants relating to Adjoining Premises

Nothing contained in or implied by this Lease will give the Tenant the benefit of or the right to enforce (or to prevent the release or modification of) any covenant or condition entered into by any tenant or any Adjoining Premises

6. Effect of Waiver

Each of the Tenant's covenants will remain in force even if the Landlord has waived or temporarily released that covenant or waived or released a similar covenant in a lease

of Adjoining Premises

7. Rights and Easements

7.1 The operation of the Law of Property Act 1925 Section 62 is excluded from this letting and the only rights (if any) granted to the Tenant are those expressly set out in this Lease

7.2 The Tenant will not during the Term acquire or become entitled to any easement over any Adjoining Premises

7.3 Any easement exercised over any Adjoining Premises other than those expressly granted by this Lease will be regarded as being exercised by virtue of a determinable licence from the Landlord

8. Extension of Term

If after the expiry of the Contractual Term there is a period of holding over extension or continuance (whether by agreement or operation of law):-

8.1 the provisions of this Lease will apply to that period

8.2 all obligations of a periodical nature but excluding those relating to the review of Rent will apply at the same intervals as those specified in this Lease

9. Perpetuity Period

The perpetuity period applicable to this Lease is eighty years beginning on the date of this Lease and whenever in this Lease either party is granted a future interest it must vest within that period and if it has not will be void for remoteness

10. Third Party exclusion

The provisions of the Contracts (Rights of Third Parties) Act 1999 is excluded from this Lease

11. Rent

11.1 The first payment is for the period beginning on the Rent Commencement Date and ending on the day before the next quarter day

11.2 The first payment is due on the date of this Lease or on the Rent Commencement Date whichever is the later

11.2 Rent for a period of less than a year is to be apportioned on a daily basis

12. Notices

12.1 A notice under this Lease must be in writing and unless the receiving party or its

authorised agent acknowledges receipt is valid if (and only if) it:

12.1.1 is given by hand sent by registered post or recorded delivery or sent by fax provided a confirmatory copy is on the same day given by hand or sent by registered post or recorded delivery and

12.1.2 is served:

- where the receiving party is a company incorporated within Great Britain at its registered office or
- where the receiving party is the Tenant and the Tenant is not such a company at the Property or
- where the receiving party is the Landlord or a Guarantor and that party is not such a company at that party's address shown in this Lease or at any address specified in a notice given by that party to the other parties
- where the receiving party is a Guarantor or Surety not being an original party to this Lease at that party's address shown in the document by which the Guarantee or Surety obligations were undertaken or at any address specified in a notice given by that party to the Landlord

12.2 A notice sent by Recorded Delivery or Registered post is to be treated as served on the third working day after posting whenever and whether or not it is received

12.3 A notice sent by fax is to be treated as served on the day upon which it is sent or the next working day where the fax is sent after 4pm or on a day that is not a working day whenever and whether or not it or the confirmatory copy is received unless the confirmatory copy is returned through the Post Office undelivered

12.4 The term "working day" means a day when the UK clearing banks are open for business in the City of London

12.5 If the receiving party consists of more than one person a notice to one of them is notice to all

12.6 In this clause 12 of this Schedule "party" includes the Guarantor

13. <u>Landlord's Surveyor</u>

Whenever this Lease provides for questions to be referred to or issues to be determined by the Landlord's Surveyor:

(i) the term "in the absence of agreement" means in the absence of agreement between the Landlord and the Tenant and does not require the agreement of the Guarantor to have been sought

(ii) in making his or her determination the Landlord's Surveyor will be acting as an expert and not as an arbitrator and the determination will be final and conclusive

(iii) the fees and disbursements of the Landlord's Surveyor for making the determination will be paid as Landlord's Surveyor directs as being fair and reasonable in the light of the determination having regard to the nature of the dispute and the views of the parties expressed to him prior to his determination

(iv) the Landlord's Surveyor must be an Associate or Fellow of the Royal Institution of Chartered Surveyors

(v) the Landlord's Surveyor must not be an employee of the Landlord or a company within the Landlord's Group or a partner or employee of the managing agents

14. <u>Tenant's Possessions</u>

If after the Tenant has vacated the Property on the expiry of the Term any of the Tenant's possessions remain on the Property and the Tenant fails to remove them within seven days after being requested in writing by the Landlord to do so or if the Landlord is unable to make such a request to the Tenant within fourteen days from the first attempt:-

(i) the Landlord may as the agent of the Tenant sell the possessions and the Tenant indemnifies the Landlord against any liability incurred by it to any third party whose possessions have been sold by the Landlord in the mistaken belief (which will be presumed unless the contrary is proved) that the possessions belonged to the Tenant

(ii) If the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord may keep the proceeds of sale unless the Tenant claims them within ninety days of vacating the Property

(iii) The Tenant will be responsible for and will indemnify the Landlord against any damage caused to the Property by the possessions and any Losses suffered by the Landlord as a result of the presence of the possessions on the Property after the Tenant has vacated the Property on the expiry of the Term

15. <u>Exclusion of Ss 24 – 28 of the 1954 Act</u>

The Landlord having served on the Tenant a notice in the form prescribed by Article 22(2) of and set out in Schedule 1 to The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 prior to the date hereof and the Tenant having made a Statutory Declaration as required by Schedule 2 to the said Order the Landlord and the Tenant agree that the provisions of Ss 24 to 28 (inclusive) of the 1954 Act shall not apply to this Lease

(i) A Statutory Declaration has been made on behalf of and duly authorised by the Tenant in accordance with the requirements referred to in Section 38A(3)(b) of the Landlord and Tenant Act 1954

(ii) It is hereby agreed pursuant to such Notice and Statutory Declaration the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 shall be excluded in relation to the tenancy created by this Lease

16. Break Option

If either the Landlord or the Tenant wishes to terminate this lease it must serve not less than one months prior written notice of its intention to terminate the Lease upon the other party and subject to the Tenant having paid all outstanding rent and giving vacant possession of the Premises the Lease shall determine upon the Determination date but without prejudice to the rights of any party against the other in respect of any antecedent breach of covenant

17. Charity

The Lease is granted by the Landlord in its capacity as an exempt charity

SCHEDULE 7

Environmental Policy

Author: N.Hunt
Creation Date: February 2010

Filename: 2.4 Environmental Policy.06.0
Revision Date: 02.10.2012

Loughborough University

ENVIRONMENTAL POLICY

Loughborough University has one of the largest single site campuses in the UK, educates in excess of 16,000 students, employs over 3,000 members of staff and has 1,700 tenant partners. In providing high quality educational, research and workplace facilities we recognise that many of our activities have environmental impacts which are, or have the potential to be, significant. We therefore recognise the importance of embedding sustainability in all we do. Accordingly we are committed to implementing environmentally responsible standards and practices as part of an Environmental Management System, to mitigate and manage our impacts in a program of continuous environmental improvement.

This Environmental Policy sets out the principles by which we will embed sustainability and the Environmental Management System (EMS) across our campus. They are:

- The development of the EMS in response to the identified environmental impacts and risks, in order to continuously improve environmental performance.
- The integration of environmental management into our day-to-day operations, ensuring environmental issues are addressed whilst continuing to provide a high standard of education and training to all our students.
- The awareness of and compliance with all relevant legislation, regulations, codes of practice and local or special requirements.
- The promotion of awareness and understanding of environmental issues to staff and the provision of environmental training where appropriate.
- The promotion of awareness and understanding of environmental issues to students through our communications, and by encouraging the integration of sustainability into the curriculum.
- The promotion of improved environmental performance among key stakeholders and interested parties through communication of our environmental policies and procedures.
- The exchange of initiatives and best practice within the local community, local authority and other Further and Higher Education institutions.

By embedding sustainability we aim to mitigate and manage our environmental impacts by:

- Reducing carbon emissions in line with the carbon management plan, particularly through the efficient use of energy.
- Improving resource efficiency in accordance with the hierarchy of Prevention, Reuse, Recycling and Recovery to prevent Disposal. The prevention of food waste is a key requirement.
- Reducing water consumption and improving water efficiency.
- Preventing pollution through emissions to air and discharges to water.
- Implementing procedures for sustainable construction, refurbishment and maintenance of buildings.
- Purchasing sustainable goods and services where practicable in accordance with Purchasing Procedures and the Sustainable Procurement Policy.
- Encouraging the adoption of sustainable methods of transport for staff, students and visitors whilst on, visiting or commuting to the campus and when representing the University.
- Respecting and enhancing biodiversity as part of the Landscape Strategy.

By undertaking regular environmental reviews to assess current levels of performance, we are able to develop annual objectives and targets to mitigate and manage our significant environmental aspects. These form part of the Sustainability Strategy which can be seen on the University website.

The Vice Chancellor has day to day responsibility for the running of the University and as such has responsibility for Environmental performance. All staff and students share this responsibility and are therefore required to adopt and adhere to the principles of this Environmental Policy and the standards and procedures of the Environmental Management System. Tenants and partners of the University are also expected to actively support the same principles, standards and procedures.

Signed: Robert J. Allison. October 2012

Professor Robert Allison, Vice-Chancellor and President of Loughborough University

IN WITNESS WHEREOF this Deed has been executed the day and year first before written

[EXECUTIONS]

¥¥¥ **END OF SCHEDULES** ¥¥¥

THE COMMON SEAL OF
LOUGHBOROUGH UNIVERSITY
was hereunto affixed
in the presence of:-

Chief Operating Officer

Vice Chancellor

Executed by **NEMAURA PHARMA LIMITED**

acting by:- D.F. CHOWDHURY

Director

Director/Secretary